Exhibit 1.1

$300,000,000

PENN VIRGINIA CORPORATION

(a Virginia corporation)

7.25% Senior Notes due 2019

Underwriting Agreement

April 5, 2011

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representative of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Penn Virginia Corporation, a Virginia corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 7.25% Senior Notes due 2019 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of June 15, 2009 (the “Base Indenture”), among the Company, the Guarantors (defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture thereto, to be dated as of the Closing Date (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, the Guarantors and the Trustee. The Company’s obligations under the Securities, including the due and punctual payment of interest on the Securities, will be unconditionally guaranteed (the “Guarantees”) by Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia Oil & Gas, L.P., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C. and Penn Virginia MC Operating Company L.L.C. (together the “Guarantors”). As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires.

Pursuant to the offer to purchase for cash dated March 8, 2011 (as amended from time to time, the “Offer to Purchase”), the Company is conducting a tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 4.50% Convertible Senior Subordinated Notes due 2012 (the “Existing Convertible Notes”). As described in the Time of Sale Information (as defined below) and the Prospectus (as defined below), a portion of the net proceeds from the issuance and sale of the Securities, together with borrowings under the Company’s existing revolving credit facility and/or cash on hand, if necessary, will be used to (i) pay consideration to holders who tender their Existing Convertible Notes in the Tender Offer and (ii) pay fees and expenses in connection with the Tender Offer and the issuance and sale of the Securities.

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-172674), including a prospectus (the “Basic Prospectus”), relating to securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a preliminary prospectus supplement, dated April 5, 2011, specifically relating to the Securities (the “Preliminary Prospectus Supplement”). The registration statement, as amended at the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Basic Prospectus as supplemented by the Preliminary Prospectus Supplement and the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the most recent effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are deemed to be incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): the Preliminary Prospectus Supplement, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto. If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that such Time of Sale Information included an untrue statement of a material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Securities to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of such Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.000% of the principal amount thereof plus accrued interest, if any, from April 13, 2011 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on April 13, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Underwriters that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter or through the Representative expressly for use in the Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter or through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Underwriters or (iii) any electronic roadshow. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information accompanying, delivered or filed prior to the first use of such Issuer Free Writing Prospectus did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter or through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the date of this Agreement and any other applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter or through the Representative for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or material change in the long-term debt of the Company or any of its subsidiaries, or any material dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, other than the Company’s regular quarterly dividend declared on February 17, 2011 and paid on March 18, 2011, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, in each case that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of the Guarantors (which are “significant subsidiaries” as such term is described in Rule 1-02 of Regulation S-X under the Securities Act) have been duly organized or formed, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement. The Guarantors are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all the outstanding shares of capital stock of the Company that will be outstanding immediately prior to the Closing Date will have been duly and validly authorized and issued and will be fully paid and non-assessable and will not be subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; all of the issued partnership interests, limited liability company interests or shares of capital stock, as applicable, of each Guarantor have been duly authorized and validly issued in accordance with the organizational documents of such Guarantor, and are (except for general partner interests) fully paid (to the extent required under such Guarantor’s organizational documents) and non-assessable, except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act, Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act and Sections 3-303 and 3-607 of the Texas Revised Limited Partnership Act, as applicable; all shares of capital stock, limited liability company interests or limited partnership interests (except for directors’ qualifying shares or interests) of the Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than as described in loan or credit agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(j) Due Authorization. The Company and the Guarantors have the corporate power and authority to execute and deliver this Agreement, the Securities, the Guarantees and the Indenture (collectively, the “Transaction Documents”) and to perform their obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by them of each of the Transaction Documents and the consummation by them of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and the Guarantors and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) and (ii) public policy, applicable law relating to fiduciary duties, indemnification and contribution and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) The Guarantees. Each Guarantee has been duly authorized for issuance by each of the Guarantors and, when such Guarantee has been duly executed and delivered and the Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided herein, such Guarantee will constitute a valid and binding obligation of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof, the issuance and sale of the Guarantees and compliance by the Guarantors with the terms thereof and the consummation of the transactions contemplated by each of the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and, solely with respect to clause (i) and (iii), except for such breach, violation, default lien, charge or encumbrance that would not be reasonably expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any Guarantor is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof, the issuance and sale of the Guarantees and compliance by the Guarantors with the terms thereof and the consummation of the transactions contemplated by each of the Transaction Documents, except for the registration of the Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject and (ii) no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority, in the case of (i) or (ii) that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder; (iii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus; and (iv) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(t) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries which are incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. Except as otherwise disclosed in the Registration Statement, Time of Sale Information and the Prospectus, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) arise under loan or credit agreements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 or filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors,

officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(x) Investment Company Act. Neither the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of the Guarantors will be an “investment company” or an entity controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(y) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than those which are being contested in good faith and for which appropriate reserves have been established or which, if not paid, would not reasonably be expected to have a Material Adverse Effect) and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

(z) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(bb) Reserve Report Data. The oil and gas reserve estimates of the Company and any of its subsidiaries as of December 31, 2010 contained in the Registration Statement, the Time of Sale Information and the Prospectus have been based in part on reports prepared by independent reserve engineers in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved. Other than production of the reserves in the ordinary course of business and intervening product price fluctuations or as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any facts or circumstances that, taken together, would reasonably be expected to have a material adverse effect on the reserves or the present value of the future net cash flows therefrom as described in the Registration Statement, the Time of Sale Information or the Prospectus.

(cc) Environmental Laws. Except as disclosed in the Registration Statement, Time of Sale Information or the Prospectus, (i) the Company and its subsidiaries (x) are, and at all prior times within the last five years were, in compliance with any and all applicable federal, state and local laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of (x), (y) or (z) above, for any such failure to comply, or failure to receive required permits, licenses, certificates or other authorizations or approvals, or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) there are no costs (including capital expenditures), obligations or liabilities associated with Environmental Laws or hazardous or toxic substances or wastes, pollutants or contaminants of and relating to the Company or its subsidiaries, except for such costs, obligations or liabilities as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Laws other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), excluding any multi-employee plan, within the meaning of Section 3(37) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) none of the Company, any member of its Controlled Group and any predecessor thereof contributed to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA; (iv) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan, except, in each case, as would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(ee) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls.

(gg) Insurance. The Company and its subsidiaries have insurance in such amounts and insuring against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Solvency. On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to any person as of a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the such person is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, such person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged; and (v) such person is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this

Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities.

(nn) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) Sarbanes-Oxley Act. The Company is, and to the knowledge of the Company, its officers and directors are, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(qq) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456 (b) (1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456 (b)(i) under the Securities Act prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided, that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that in no event will the Company be obligated in connection therewith to (i) qualify as a foreign corporation, or to file a general consent to service of process in any jurisdiction; (ii) file any general consent to service of process in such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Reports. So long as the Securities are outstanding and unless otherwise available through the Commission on its Electronic Data Gathering, Analysis and Retrieval or similar system, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided, further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(e) (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(f) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Company for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No material change in the capital stock or long-term debt of the Company and no event or condition of a type described in Section 3(f)/3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and each of the Guarantors and one additional senior executive officer of the Company and each of the Guarantors who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Accounting Comfort Letters. On the date of this Agreement and on the Closing Date KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Reserves Comfort Letter. On the date of this Agreement and on the Closing Date, Wright & Company shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, stating the conclusions and findings of such firm with respect to the oil and gas reserves of the Company as of December 31, 2010 addressed to the Underwriters and the Board of Directors of the Company.

(h) Opinion of Special Counsel for the Company. Vinson & Elkins L.L.P., special counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.

(i) Opinion of Virginia Counsel for the Company. Hunton & Williams LLP, special Virginia counsel for the Company shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

(j) Opinion of General Counsel for the Company. Nancy M. Snyder, General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.

(k) Opinions of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion letter and a 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(m) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Tender Offer. On or before the Closing Date, the Minimum Tender Condition (as defined in the Offer to Purchase), the Lender Consent Condition (as defined in the Offer to Purchase) and the Noteholder Consent Condition (as defined in the Offer to Purchase) shall have been satisfied or waived.

(o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(p) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter or through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Guarantors, their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter or through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus: the selling concession and reallowance figures appearing in the third paragraph and the ninth paragraph relating to the Underwriters’ stabilization activities under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors, officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or over-the-counter market, the American Stock Exchange, the Financial Industry Regulatory Authority (the “FINRA”), the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or general economic or political conditions including, without limitation, as a result of terrorist activities or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

10. Defaulting Underwriter.

(a) If, on the Closing Date any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this

Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder (or under any other agreement pursuant to which such Underwriter agreed to purchase Securities that a defaulting Underwriter failed to purchase) plus such Underwriter’s pro rata share (based on the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default, including expenses paid pursuant to Section 11(b) below.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors jointly and severally will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of Canada and such other jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the FINRA; (viii) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Sections 9(ii) or 9(v), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any of the obligations under this Agreement or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that the Company shall not be obligated to reimburse such costs and expenses of the Underwriters if this Agreement is terminated pursuant to Sections 9(i), 9(iii) or 9(iv), and the Company shall not be obligated to reimburse such costs and expenses of a defaulting Underwriter if this Agreement is terminated pursuant to Section 10 by reason of the default of an Underwriter.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof, and the affiliates of each Underwriter referred to in Section 7(a) hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Bob Mertensotto. Notices to the Company and the Guarantors shall be given to it at Penn Virginia Corporation, Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087 (fax: 610-687-3688); Attention: Nancy M. Snyder.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PENN VIRGINIA CORPORATION

By:	/s/ Steven A. Hartman
	Name:	Steven A. Hartman
	Title:	Senior Vice President and Chief Financial Officer

PENN VIRGINIA HOLDING CORP.

PENN VIRGINIA OIL & GAS CORPORATION

PENN VIRGINIA OIL & GAS GP LLC

PENN VIRGINIA OIL & GAS LP LLC

PENN VIRGINIA MC CORPORATION

PENN VIRGINIA MC ENERGY L.L.C.

PENN VIRGINIA MC OPERATING COMPANY L.L.C.

By:	/s/ Steven A. Hartman
	Name:	Steven A. Hartman
	Title:	Senior Vice President and
Chief Financial Officer

PENN VIRGINIA OIL & GAS, L.P.
By Penn Virginia Oil & Gas GP LLC, its General Partner

By:	/s/ Steven A. Hartman
	Name:	Steven A. Hartman
	Title:	Senior Vice President and
Chief Financial Officer

[Signature page to Underwriting Agreement]

Accepted: April 5, 2011

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto

By	/s/ Robert C. Mertensotto
	Name:	Robert C. Mertensotto
	Title:	Managing Director

[Acceptance page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
RBC Capital Markets, LLC	30,000,000
Wells Fargo Securities, LLC	30,000,000
Barclays Capital Inc.	24,000,000
BNP Paribas Securities Corp.	18,000,000
Credit Suisse Securities (USA) LLC	12,000,000
Capital One Southcoast, Inc.	9,000,000
Scotia Capital (USA) Inc.	9,000,000
BMO Capital Markets Corp.	6,000,000
Comerica Securities, Inc.	6,000,000
PNC Capital Markets LLC	6,000,000

Total	$300,000,000

Schedule 2

Owned or Controlled Subsidiaries

Name	Jurisdiction of Organization

Penn Virginia Holding Corp.	Delaware
Penn Virginia MC Corporation	Delaware
Penn Virginia MC Energy L.L.C.	Delaware
Penn Virginia MC Gathering Company L.L.C.	Oklahoma
Penn Virginia MC Operating Company L.L.C.	Delaware
Penn Virginia Oil & Gas Corporation	Virginia
Penn Virginia Oil & Gas GP LLC	Delaware
Penn Virginia Oil & Gas LP LLC	Delaware
Penn Virginia Oil & Gas, L.P.	Texas
Penn Virginia Resource GP Corp.	Delaware
Penn Virginia Resource Holdings Corp.	Delaware

Annex A-1

[Form of Opinion of Special Counsel for the Company]

1. The Registration Statement has become effective under the Securities Act; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on the dates specified therein; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. The Indenture was qualified under the Trust Indenture Act.

2. The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules and notes thereto contained or incorporated by reference therein and other financial, accounting and oil, natural gas or coal reserve information contained or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

3. Each of Penn Virginia Holding Corp., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C., Penn Virginia MC Operating Company L.L.C., Penn Virginia Oil & Gas GP LLC and Penn Virginia Oil & Gas LP LLC (the “Delaware Guarantors”) has been duly incorporated or formed and is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate, limited partnership or limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4. Penn Virginia Oil & Gas, L.P. (the “Texas Guarantor” and, together with the Delaware Guarantors, the “Applicable Guarantors”) has been duly formed and is validly existing and in good standing under the laws of the State of Texas and has the requisite limited partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

5. Each Applicable Guarantor has the requisite corporate, limited liability company or limited partnership power and authority to enter into the Underwriting Agreement, the Indenture and the Guarantees and to perform its obligations thereunder.

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6. The Underwriting Agreement, the Indenture and the Guarantees have each been duly authorized, executed and delivered by each of the Applicable Guarantors.

7. Assuming that, under the laws of the Commonwealth of Virginia, the Indenture has been duly authorized, executed and delivered by the Company and Penn Virginia Oil & Gas Corporation (the “Virginia Guarantor”) and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

8. Assuming that, under the laws of the Commonwealth of Virginia, the Securities have been duly authorized, executed and delivered by the Company, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

9. Assuming that, under the laws of the Commonwealth of Virginia, the Guarantee of the Virginia Guarantor has been duly authorized, executed and delivered by the Virginia Guarantor, when the Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided therein, the Guarantees will constitute valid and legally binding obligations of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

10. All the outstanding shares of capital stock or other equity interests of each Applicable Guarantor have been duly and validly authorized and issued, and are (except for general partner interests) fully paid (to the extent required under such Applicable Guarantor’s organizational documents) and non-assessable, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act and Sections 3-303 and 3-607 of the Texas Revised Limited Partnership Act, as applicable.

11. The execution, delivery and performance by the Company and each Guarantor of each of the Transaction Documents, the issuance and sale of the Securities on the Closing Date and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of

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the Company or any of its subsidiaries is subject, that is filed or incorporated by reference as an exhibit to (x) the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and (y) each current or periodic report filed by the Company with the United States Securities and Exchange Commission from the date of filing of such Annual Report to the date hereof, or (ii) result in the violation of any U.S. federal or New York State law or statute or any judgment, order or regulation of any U.S. federal or New York State court or arbitrator or governmental or regulatory authority (excluding U.S. Federal or New York State securities laws or statutes or any judgment, order or regulation thereunder) except, in the case of clauses (i) and (ii) above, for such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

12. No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York State court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Applicable Guarantors of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof, the issuance and sale of the Guarantees and compliance by the Applicable Guarantors with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

13. The statements in the Preliminary Prospectus and Prospectus under the headings “Certain United States federal income and estate tax consequences” and “Description of notes,” to the extent that they constitute summaries of the terms of the Securities, matters of law or regulation or legal conclusions, accurately summarize the matters described therein in all material respects.

14. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act.

Such counsel shall also state that they have participated in conferences with representatives of the Company, with representatives of its independent accountants and counsel and representatives of the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraph 13 above), nothing has come to the attention of such counsel to cause such

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counsel to believe that the Registration Statement, at the time of its most recent effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and notes thereto and other financial, accounting and oil, natural gas or coal reserve information contained or incorporated by reference therein or omitted therefrom, or the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

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Annex A-2

[Form of Opinion of Virginia Counsel for the Company]

1. The Company and Penn Virginia Oil & Gas Corporation (the “Virginia Guarantor”) have been duly incorporated and are validly existing and in good standing under the laws of the Commonwealth of Virginia and have all requisite corporate power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus.

2. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization;” and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus (it being understood that counsel does not express any opinion on the statements made under “Description of Capital Stock—Common Stock—Fully Paid”).

3. The Company has all requisite corporate power and authority to enter into the Underwriting Agreement, the Indenture and the Notes and to perform its obligations thereunder.

4. The Virginia Guarantor has all requisite corporate power and authority to enter into the Underwriting Agreement, the Indenture and the Guarantees and to perform its obligations thereunder.

5. The Underwriting Agreement, the Indenture and the Notes have each been duly authorized, executed and delivered by the Company.

6. The Underwriting Agreement, the Indenture and the Guarantees have each been duly authorized, executed and delivered by the Virginia Guarantor.

7. The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes, the issuance and sale of the Securities being delivered on the date hereof, and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Underwriting Agreement, the Indenture and the Notes will not (i) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or (ii) result in any violation of any order, rule or regulation, known to such counsel to be applicable to the Company, of any court or governmental agency under the laws of the Commonwealth of Virginia.

8. The execution, delivery and performance by the Virginia Guarantor of the Underwriting Agreement, the Indenture and the Guarantees and compliance by the Virginia Guarantor with the terms thereof, and the consummation of the transactions contemplated by, the Underwriting Agreement, the Indenture and the Guarantees will not (i) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the

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Virginia Guarantor or (ii) result in any violation or any order, rule or regulation known to such counsel to be applicable to the Virginia Guarantor, of any court or governmental agency under the laws of the Commonwealth of Virginia.

9. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority of the Commonwealth of Virginia or, to such counsel’s knowledge, any court thereof is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes or the issuance and sale of the Securities being delivered on the date hereof, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which we express no opinion).

10. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority of the Commonwealth of Virginia or, to such counsel’s knowledge, any court thereof is required for the execution, delivery and performance by the Virginia Guarantor of the Underwriting Agreement, the Indenture and the Guarantees and compliance by the Virginia Guarantor with the terms thereof and the transactions contemplated by the Underwriting Agreement, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which we express no opinion).

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Annex A-3

[Form of Opinion of General Counsel for the Company]

1. All of the issued partnership interests, limited liability company interests or Securities of capital stock, as applicable, of the Company and each Guarantor have been duly authorized and validly issued in accordance with the organizational documents of such entity, and are (except for general partner interests) fully paid (to the extent required under such entity’s organizational documents) and non-assessable, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), as applicable; all Securities of capital stock, limited liability company interests or limited partnership interests (except for directors’ qualifying Securities or interests) of the Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than pursuant to loan or credit agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

2. To the knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement and that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

3. The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules contained or incorporated by reference therein, and other financial, accounting and oil, natural gas or coal reserve information contained or incorporated by reference therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

4. Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to so own, possess or obtain would not reasonably be expected to have a Material Adverse Effect.

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5. The Company and each Guarantor have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

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Annex B

Issuer Free Writing Prospectus containing the terms of the Securities and other information, substantially in the form of Annex C.

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Annex C

PRICING TERM SHEET

[see attached]

2

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated April 5, 2011

(to Prospectus dated March 8, 2011)

Registration No. 333-172674

April 5, 2011

Penn Virginia Corporation

Pricing Supplement

Pricing Supplement dated April 5, 2011 to Preliminary Prospectus Supplement dated April 5, 2011 of Penn Virginia Corporation. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer	Penn Virginia Corporation

Guarantors	Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia Oil & Gas, L.P., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C. and Penn Virginia MC Operating Company L.L.C.

Title of Security	7.25% Senior Notes due 2019

Aggregate Principal Amount	$300,000,000, which represents an increase of $50,000,000 from the amount offered in the Preliminary Prospectus Supplement

Maturity	April 15, 2019

Public Offering Price	100%, plus accrued interest, if any, from April 13, 2011

Coupon	7.25%

Yield to Maturity	7.25%

Spread to Treasury	+413 bps

Benchmark	UST 2.75% due 2/15/2019

Interest Payment Dates	April 15 and October 15 of each year, beginning on October 15, 2011

Record Dates	April 1 and October 1

Optional Redemption	On and after April 15, 2015, we may redeem all or, from time to time, a part of the notes at the following redemption prices (expressed as a percentage of principal amount of the notes), plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

	Year	Percentage
	2015	103.625%
	2016	101.813%
	2017 and thereafter	100.000%

	In addition, at any time and from time to time prior to April 15, 2015, the Company may at its option redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium, using a discount rate of Treasuries plus 0.50%.

Optional Redemption with Equity Proceeds	Prior to April 15, 2014, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes with the net cash proceeds from certain equity offerings at a redemption price of 107.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control	101%, plus accrued and unpaid interest, if any.

Gross Proceeds	$300,000,000

Net Proceeds to Issuer before Expenses	$294,000,000

Approximate Net Proceeds to Issuer after Estimated Expenses	$293,000,000

Use of Proceeds	A portion of the net proceeds will be used to fund the Tender Offer. Any remaining net proceeds will be used to provide additional working capital for general corporate purposes.

Trade Date	April 5, 2011

Settlement Date	April 13, 2011 (T+6)

Ratings	B2/BB-[1]

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Joint Book-Running Managers	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated RBC Capital Markets, LLC Wells Fargo Securities, LLC Barclays Capital Inc.

Senior Co-Managers	BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC

Co-Managers	BMO Capital Markets Corp. Capital One Southcoast, Inc. Comerica Securities, Inc. PNC Capital Markets LLC Scotia Capital (USA) Inc.

Denominations	$2,000 and integral multiples of $1,000

CUSIP/ISIN Numbers	CUSIP: 707882AC0 ISIN: US707882AC09

Listing	None

Form of Offering	SEC Registered (Registration No. 333-172674)

Additional Information:

The second sentence of the last paragraph beginning on page S-5 of the Preliminary Prospectus Supplement (under the caption “Ranking”) is hereby amended and shall read in its entirety as follows:

“As of December 31, 2010, after giving effect to the issuance and sale of the notes and the application of the estimated net proceeds therefrom as set forth under “Use of proceeds” and assuming that $218.5 million of our 2012 Convertible Notes had been validly tendered and not validly withdrawn pursuant to the Tender Offer (which represents 95% of the aggregate outstanding principal amount of our 2012 Convertible Notes), we would have had total indebtedness of $611.5 million, which excludes $8.3 million of unamortized original issue discount, the $0.7 million in letters of credit outstanding under our Revolver and availability of up to $299.3 million under our Revolver.”

The as adjusted information set forth in the “Capitalization” section on page S-26 of the Preliminary Prospectus Supplement dated April 5, 2011 will be updated to reflect the following changes ($ in thousands):

Cash and cash equivalents	$184,246

7.25% Notes due 2019	$300,000

Total debt	$603,189

Total capitalization	$1,566,090

FREE WRITING PROSPECTUS LEGEND

PENN VIRGINIA CORPORATION HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS AND PROSPECTUS SUPPLEMENT) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT) IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS PENN VIRGINIA CORPORATION HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT PENN

VIRGINIA CORPORATION AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, PENN VIRGINIA CORPORATION, THE UNDERWRITERS OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AND APPLICABLE PROSPECTUS SUPPLEMENT IF YOU REQUEST THEM FROM: J.P. MORGAN SECURITIES LLC, 383 MADISON AVENUE, 3RD FLOOR, NEW YORK, NY 10179, ATTENTION: SYNDICATE DESK, TELEPHONE: 800-245-8812; MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, 4 WORLD FINANCIAL CENTER, NEW YORK, NY 10080 ATTENTION: SYNDICATE OPERATIONS, TELEPHONE (800) 294-1322, E-MAIL: DG.PROSPECTUS_REQUESTS@BAML.COM; RBC CAPITAL MARKETS, LLC, ATTN: HIGH YIELD SYNDICATE, 200 VESEY STREET, 3WFC 9TH FLOOR, NEW YORK, NY 10281, TELEPHONE (877) 280-1299, EMAIL: CM-USA-PROSPECTUS@RBC.COM; WELLS FARGO SECURITIES, LLC, ATTN: CLIENT SUPPORT, MAC D1086-070, 550 SOUTH TRYON STREET, 7TH FLOOR, CHARLOTTE, NC 28202, TELEPHONE: 800-326-5897, E-MAIL: CMCLIENTSUPPORT@WELLSFARGO.COM; OR BARCLAYS CAPITAL INC., C/O BROADRIDGE FINANCIAL SOLUTIONS, 1155 LONG ISLAND AVE., EDGEWOOD, NY 11717, TELEPHONE: 888-603-5847, E-MAIL: BARCLAYSPROSPECTUS@BROADRIDGE.COM.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.